EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     I consent to the inclusion in the Current Report on Form 8-K, dated approximately April 3, 1996, of Transmation, Inc., of my reports dated March 1, 1994, March 1, 1995 and February 28, 1996 with respect to the financial statements of Altek Industries Corp., and to the incorporation of such reports by reference in the Registration Statement on Form S-8 (Registration No. 33-61665) of Transmation, Inc.



/s/ Ronald E. Rothstein
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Ronald E. Rothstein, CPA

Rochester, New York
April 11, 1996